This Stock Purchase Agreement (the "Agreement) by, between and among Auto-Graphics, Inc., a California corporation (the "Company"), and Cary A. Marshall and Geri W. Marshall (individually and collectively herein the "Seller") is made and entered into effective June 13, 1995.

RECITALS

A. WHEREAS, Cary A. Marshall was previously employed as a financial officer of the Company and served on the Company's Board of Directors;

B. WHEREAS, in connection with the acquisition by the Company of Fotoset of California in or about 1970, the Seller exchanged certain shares of Fotoset and thereby acquired certain shares of the Company's Common Stock including the shares of Company's stock which are the subject of this Agreement;

C. WHEREAS, the Seller currently owns 140,980 shares of the Company's Common Stock free and clear of all claims, liens, encumbrances and restrictions (other than the Company's customary "33 Act Legend" pertaining to the registration statement requirement in respect of the public sale or distribution of such stock under applicable federal law);

D. WHEREAS, the Seller desires to sell certain shares of the Company's Common Stock to the Company and the Company desires to purchase such shares of stock from the Seller;

E. WHEREAS, Cary A. Marshal, regularly attends the Company's Annual Meeting of Shareholders and the following meeting of the Company's Board of Directors, receives and reviews the Company's Annual Report To Stockholders and periodic reports to the U.S. Securities & Exchange Commission ("SEC"), including on Form 10-K and 1O-Q, and otherwise stays current as to the activities of the Company so as to make an informed judgment, and assist his wife Geri W. Marshall to make an informed judgment, as to the decision to sell the shares of the Company's stock to the Company as provided for in this Agreement; and

F. WHEREAS, the Seller and the Company have memorialized their understanding and agreement as to the sale and purchase of stock in this written Agreement;

AGREEMENT

NOW, THEREFORE, the above referenced and undersigned parties, intending to be legally bound and obligated thereby, in consideration of the premises and the mutual covenants set forth herein do hereby agree, subject to the term and conditions set forth herein, as follows:

3. Sale/Purchase Of Stock. The Company will purchase from the Seller, and the Seller will sell to the Company at the Closing as hereinafter provided for in paragraph 3, a total of one hundred fifteen thousand (115,000) shares of the Company's Common Stock (the "Stock") for a purchase price ("Purchase Price") of $2 per share or total consideration in the amount of Two Hundred And Thirty Thousand Dollars ($230,000).

2. Payment Purchase Price. The Purchase Price to be paid by the Company to the Seller at the Closing for the purchase of such Stock shall be as follows:

(i) Cash. At the Closing, the Company will pay to the Seller, and the Seller will receive from the Company, cash in the amount of Sixty-Five Thousand Dollars ($65,000); and

(ii) Promissory Note. At the Closing, the Company will execute and deliver to the Seller, and the Seller will receive from the Company, a promissory note of the Company for the $165,000 balance of the Purchase Price in the form attached hereto and incorporated herein by reference ("Promissory Note").

3. Closing Date. The stock sale and purchase transaction which is the subject of this Agreement, referred to herein as the "Closing", shall take place at the Company's corporate offices at 3201 Temple Avenue, Pomona, California at 11:00 A.M. on Tuesday, June 13, 1995, or such other date, time and/or place as the parties may hereafter mutually agree to and designate in writing.

4. Certain Closing Matters. At the Closing, the Seller shall deliver to the Company four certificates, numbers LU358 (20,750 shares), LU441 (11,050 shares) LU385 (81,340 shares) and LU181 (27,840 shares), representing a total of 140,980 shares of the Company's Common Stock registered in the name of the Seller (the "Certificate") properly endorsed for transfer to the Company (including guarantee of the Seller's signature as it appears on the Certificate by a commercial bank or NASD broker/dealer firm) covering and constituting the Stock to be sold by the Seller and purchased by the Company at the Closing under this Agreement. The Company will thereafter submit the Certificate to the Company's stock transfer agent and registrar with instructions to cancel the Stock purchased by the Company as represented by the Certificate and to reissue a new certificate in the same name as the one being surrendered for delivery to the Seller representing the 25,980 shares of the Company's stock which will continue to be owned by the Seller following the Closing.

5. Seller's Representations/Warranties. As partial consideration for the sale and purchase transaction provided for in this Agreement, the Seller hereby represents and warrants to the Company, the truth and accuracy of which at the date of this Agreement and at the Closing date shall be a condition to the Company's obligation to perform this Agreement and consummate the purchase of the Stock as provided for in this Agreement, as follows:

(i) The Sellers are the true and lawful owners of the stock;

(ii) The Stock is not the subject of any claim, lien, encumbrance or restriction (except for the "33 Act Legend");

(iii) The Seller has not previously entered into any agreement or other arrangement to sell the Stock to any person or entity other than the Company and is not otherwise obligated to any person/entity in respect of the sale or otherwise respect of the sale or otherwise in respect of such Stock;

(iv) Except as may be set forth in the Company's 1994 Annual Report To Stockholders, the Company's 1994 Annual Report to the SEC on Form 10-K and the Company's 10-Q Report to the SEC for the three months ended March 3l, 1995, the Seller is not relying upon any statement, oral or written, by the Company including any of its officers, directors, employers, agents, accountants/auditors, attorneys or other representatives, in determining to enter into and perform this Agreement including the sale of the Stock provided for in this Agreement; and

(v) The Seller is not aware of any information pertaining to the Seller and/or the Stock which could reasonably be understood to be important to the Company in determining whether or not to purchase and acquire the Stock from the Seller which has not been disclosed in writing by the Seller to the Company concurrently with the execution of this Agreement.

6. Miscellaneous Provisions.

A. Entire Agreement. This Agreement constitutes and comprises the parties' entire understanding and agreement as to the subject matter hereof. This Agreement replaces and otherwise supersedes any and all prior understandings, arrangements and/or agreements, whether written or oral, by, between and/or among the parties to this Agreement regarding the subject matter hereof. The parties hereby acknowledge to, and agree with one another, that in entering into and performing this Agreement none of the parties is relying upon any statement, representation, understanding, covenant, agreement, promise, warranty, guaranty, assurance or other matter not expressly set forth or otherwise referenced in this Agreement. The Seller further acknowledges and agrees that the Seller has been given the opportunity to obtain information from and ask questions about the Company to the extent that such information was not already available to the Seller. The parties acknowledge and agree that this Agreement has been drafted and otherwise prepared by all of the parties hereto; and no party is intended or should be deemed to suffer any prejudice as a result of any ambiguity which may hereinafter be determined to exist in the language constituting and comprising this Agreement.

B. Choice of Law. This Agreement is made, and should be governed and interpreted, under the laws of the State of California.

C. Headings. Paragraph headings as contained in this Agreement are for the convenience of the parties only and are not intended and should not be deemed to be part of the parties' Agreement.

D. Successors. Assigns Heirs and Representatives. This Agreement is intended and shall be deemed for all purposes to be legally binding upon, obligate and be enforceable against the parties, including their respective successors, assigns, heirs and representatives.

E. Independent Legal and Other Representation. The parties hereby acknowledge to and agree with one another that they have each had the opportunity to retain and consult with their own independent attorneys, accountants and other professional representatives; and such parties further agree with, and acknowledge to, one another that they have not been provided with, received, obtained or otherwise relied upon any statement, information, representation, opinion or advice, promise, warranty, guaranty and/or assurance of any kind or nature by the legal, accounting or other representative of the other party to this Agreement.

F. Recitals. The Recitals set forth at the forepart of this Agreement paragraphs (A through F) are hereby incorporated and made a part of this Agreement as though set forth in full herein.

IN WITNESS WHEREOF, the undersigned have affixed their signatures to this Agreement effective as of the date first set forth above.


AUTO-GRAPHICS, INC.
  (the "Company")

By: ss/ Robert S. Cope
    Robert S. Cope, President

By: ss/ Cary A. Marshall
    Cary A. Marshall

By: ss/ Geri W. Marshall
    Geri W. Marshall